EX-99.77Q1(e) - Exhibits; Copies of Any New or Amended Investment Advisory Contracts
                          referred to in answer to sub-item 77I
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Annex A dated July 1, 2009 to the Management Agreement among Registrant, Goldman Sachs
Asset Management, L.P. and Goldman Sachs Asset Management International on behalf of the Growth and Income, Mid Cap Value, Structured Small Cap Equity, Structured U.S. Equity,
Capital Growth, Government Income, Core Fixed Income, Growth Opportunities, Money Market
and Strategic International Equity Funds is incorporated herein by reference to Exhibit
(d)(4) to Post-Effective Amendment No. 21 to the Registrant’s Registration Statement on
Form N-1A filed with the Securities and Exchange Commission on February 3, 2010 (Accession
No. 0000950123-10-008282).